SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 19, 2000


                           BIOPOOL INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   0-17714                   58-1729436
 (State or Other Jurisdiction       (Commission                (IRS Employer
       of Incorporation)            File Number)             Identification No.)


                              370 Interlocken Blvd.
                           Broomfield, Colorado 80021
                    (Address of Principal Executive Offices)

                                 (303) 474-2131
                         (Registrant's Telephone Number)


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ITEM 5.  OTHER EVENTS

        Reference is made to the press release of Biopool International, Inc. d/b/a XTRANA Inc. (the "Registrant"), issued on January 22, 2001, announcing that the Registrant entered into an agreement with Beckman Coulter to offer a novel automated nucleic acid extraction system. A copy of the press release, which contains information meeting the requirements of this Item 5, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

        On December 19, 2000, the Registrant entered into a lease agreement with Burbank East Business Park for office space located at 590 Burbank Street, Broomfield, Colorado. Is it currently anticipated that all of the Registrant's Colorado operations will be housed in this newly acquired office space. The term of the lease begins no later than April 1, 2001 and terminates on March 31, 2006, with the Registrant having a one-time option to extend the lease for an additional five years. The initial monthly rental payments under the lease agreement are $13,340 plus certain expenses, which amount will be increased by 3% every twelve months during the initial term of lease agreement.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements. None.

     (b)  Pro Forma Financial Information. None.

     (c)  Exhibits.

          Exhibit 99.1 Press Release of the Registrant dated January 22, 2001, announcing that the Registrant and Beckman Coulter entered into an agreement to offer novel automated nucleic acid extraction system.

          Exhibit 99.2 Lease Agreement dated December 19, 2000 by and between the Registrant and James M. Roswell, d/b/a Burbank East Business Park.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 23, 2001                            BIOPOOL INTERNATIONAL, INC.


                                            By:  /S/ TIMOTHY DAHLTORP
                                                -------------------------------
                                                   Timothy Dahltorp
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT                                                             PAGE NUMBER

99.1           Press Release dated January 22, 2001 announcing           5
               XTRANA and Beckman Coulter Enter Agreement to Offer
               Novel Automated Nucleic Acid Extraction System

99.2           Lease Agreement dated December 19, 2000 between           7
               Biopool International, Inc. and James M. Roswell, d/b/a Burbank East Business Park


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